news release

Contact Information:
Steve Berry	Erica Mannion
NeoMagic Corporation	Sapphire Investor Relations, LLC
Chief Financial Officer	Investor Relations
(408) 988-7020	(212) 766-1800

Neomagic® Corporation Reports Fiscal Q3 2008 Results

Highlights:
•	NeoMagic reports revenue and gross profit growth
•	Multiple customers now in production and ordering products

Santa Clara, Calif. - December 6, 2007 - NeoMagic Corporation (Nasdaq: NMGC), today reported its financial results for the third quarter of fiscal 2008. Total revenue for the third quarter of fiscal 2008, ended October 28, 2007, was $620 thousand, compared to total revenue of $151 thousand for the second quarter of fiscal 2008, and $192 thousand for the third quarter of fiscal 2007. Net loss for the third quarter of fiscal 2008 was $4.7 million, or $0.38 per share, compared to a net loss of $4.3 million, or $0.35 per share, in the second quarter of fiscal 2008 and a net loss of $4.3 million, or $0.44 per share, in the third quarter of fiscal 2007.

The third quarter fiscal 2008 non-GAAP net loss was $4.3 million, or $0.35 per share, compared to $3.6 million, or $0.29 per share, in the previous quarter and compared to a $3.9 million net loss, or $0.41 per share, in the third quarter of fiscal 2007. Non-GAAP results exclude the impact of stock-based compensation, gains and losses on the sale of patents, and gains and losses recorded for the changes in fair value of warrant liabilities.

“I am very pleased to see this increase in revenue for the third quarter of fiscal 2008 based upon multiple customers going into production. We expect this growth to continue based upon orders from customers in production and new customer products anticipated to go into production early next year,” said Douglas Young, President and CEO of NeoMagic Corporation.

“As we recently announced, NeoMagic has regained compliance with the continued listing standards of The Nasdaq Stock Market. We are satisfied that this issue is now behind us and we are committed to enhancing our internal controls to prevent this type of reporting delay in the future,” said Steve Berry, CFO of NeoMagic.

Dial-in Information

NeoMagic will hold its third quarter fiscal 2008 conference call to discuss the information contained in this press release today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The call can be accessed via the Internet at www.neomagic.com, “Investor Resources.” The call can also be accessed by dialing 866-837-9786 in the U.S. and 703-639-1423, internationally. There is no passcode. A replay of the call will be available for 7 days beginning on December 6th at 9:00 p.m. Eastern Time (6:00 p.m. Pacific Time). The replay number is 888-266-2081 in the U.S. and 703-925-2533, internationally. The pass code for the replay is 1172402.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About NeoMagic

NeoMagic Corporation delivers semiconductor chips and software that provide mobile solutions that enable new multimedia features for handheld devices. These solutions offer low power consumption, small form-factor and high performance processing. The Company demonstrated one of the first solutions used for H.264 video decoding in a mobile digital TV phone, and is developing and delivering solutions for audio/video processing of the dominant mobile digital TV standards, including ISDB-T, T-DMB, E-DMB and DVB-H. For its complete system solution, NeoMagic delivers a suite of middleware and sample applications for imaging, video and audio functionality, and provides multiple operating system ports with customized drivers for the MiMagic product family. NeoMagic has a broad patent portfolio that covers NeoMagic's proprietary array processing technology, embedded DRAM and other technology. Information on the Company may be found on the World Wide Web at www.neomagic.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including the Company’s design wins, expected orders, production timing of our customers’ products, availability of new products and revenue opportunities. These forward-looking statements reflect current expectations. However, actual events and results could vary significantly based on a variety of factors, including but not limited to customer acceptance of NeoMagic products, the market acceptance of mobile phones and other devices developed and marketed by customers that use the Company’s products, customers’ plans to develop multimedia phones, feature phones and other products, the acceptance of advanced multimedia services such as H.264 television on mobile phones and other products, the Company’s ability to execute product and technology development plans on schedule, and the timely availability of sufficient manufacturing capacity at the Company’s foundry to meet future customer demand for products. There is no certainty that current or future design wins will result in revenue for NeoMagic or that customer forecasts will be accurate. Customers may cancel or delay their production orders, projects or switch to other vendors. In addition, customers may fail to achieve their expected sales objectives due to competitive or other reasons resulting in excess or obsolete inventory requiring write-downs and charges to cost of revenue. Our patent licensing activities involve various risks and uncertainties, including, without limitation, uncertainties as to the willingness of other companies to pay significant fees to license our intellectual property, the length and uncertain outcome of licensing negotiations, the possibility that litigation may be required to enforce patents, and the risks and costs inherent in any patent litigation. Additional risks that could affect the Company’s future operating results are more fully described in the Company’s most recent annual report, its most recent quarterly report and other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov. NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders. NeoMagic does not undertake the obligation to update any forward-looking statements that may be made by or on behalf of the company, except as may be required by law.

Non-GAAP Reporting - The Company’s management uses non-GAAP measures to evaluate the performance of our business and to estimate future performance. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. For comparison purposes, the Company makes reference to certain gross margin, operating margin, net loss and net loss per share. These non-GAAP results were reached by excluding stock-based compensation expense, gains and losses on the sale of patents, and gains and losses recorded for the changes in fair value of warrant liabilities. We reference those results to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company’s on-going operating performance. We have reconciled such non-GAAP results to the most directly comparable GAAP financial measures.

Our reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. It should also be noted that our non-GAAP information may differ from the non-GAAP information provided by other companies.

NeoMagic and the NeoMagic circle logo are registered trademarks, and MiMagic and NeoMobileTV are trademarks, of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.

-tables to follow-

NEOMAGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 29,	October 28,	October 29,
	2007	2007	2006	2007	2006

Net revenue	$620	$151	$192	$1,253	$455
Cost of revenue	383	236	197	963	398
Gross profit (loss)	237	(85)	(5)	290	57

Operating expenses:
Research and development	2,945	2,982	3,171	8,890	10,286
Sales, general and administrative	2,037	1,689	1,236	5,285	4,882
Gain on sale of patents	-	-	-	-	(1,044)
Total operating expenses	4,982	4,671	4,407	14,175	14,124
Loss from operations	(4,745)	(4,756)	(4,412)	(13,885)	(14,067)

Interest income and other	57	212	180	462	684
Interest expense	(13)	(17)	(23)	(54)	(89)
Gain (loss) from change in fair value of warrant liability	15	(248)	-	758	-
Loss before income taxes	(4,686)	(4,809)	(4,255)	(12,719)	(13,472)

Income tax expense (benefit)	7	(472)	13	(444)	43
Net loss	$(4,693)	$(4,337)	$(4,268)	$(12,275)	$(13,515)

Basic and diluted net loss per share	$(0.38)	$(0.35)	$(0.44)	$(1.00)	$(1.41)

Weighted average common shares
outstanding for basic and diluted	12,379	12,339	9,630	12,335	9,577

NEOMAGIC CORPORATION
Reconciliation of GAAP Gross Profit (Loss) to Non-GAAP Gross Profit (Loss)
(In thousands)
(Unaudited)
	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 29,	October 28,	October 29,
	2007	2007	2006	2007	2006

GAAP - Gross profit (loss)	$237	$(85)	$(5)	$290	$57

Stock-based compensation included in:
Cost of revenue	7	5	5	17	14

Non-GAAP Gross profit (loss)	$244	$(80)	$-	$307	$71

NEOMAGIC CORPORATION
Reconciliation of GAAP Loss from Operations to Non-GAAP Loss from Operations
(In thousands)
(Unaudited)
	Three Months Ended			Six Months Ended
	October 28,	July 29,	October 29,	October 28,	October 29,
	2007	2007	2006	2007	2006

GAAP - Loss from operations	$(4,745)	$(4,756)	$(4,412)	$(13,885)	$(14,067)

Stock-based compensation included in:
Cost of revenue	7	5	5	17	14
Research and Development	223	250	209	709	641
Sales, general, and adminisrative	207	213	128	632	372

Gain on sale of patents	-	-	-	-	(1,044)

Non-GAAP Loss from operations	$(4,308)	$(4,288)	$(4,070)	$(12,527)	$(14,084)

NEOMAGIC CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited)
	Three Months Ended			Six Months Ended
	October 28,	July 29,	October 29,	October 28,	October 29,
	2007	2007	2006	2007	2006

GAAP - Net loss	$(4,693)	$(4,337)	$(4,268)	$(12,275)	$(13,515)

Stock-based compensation included in:
Cost of revenue	7	5	5	17	14
Research and Development	223	250	209	709	641
Sales, general, and adminisrative	207	213	128	632	372

Gain on sale of patents	-	-	-	-	(1,044)

(Gain) loss from Change in fair value of warrant liability	(15)	248	-	(758)	-

Non-GAAP Net loss	$(4,271)	$(3,621)	$(3,926)	$(11,675)	$(13,532)

NEOMAGIC CORPORATION
Reconciliation of GAAP Net Loss Per Share to Non-GAAP Net Loss Per Share
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Six Months Ended
	October 28,	July 29,	October 29,	October 28,	October 29,
	2007	2007	2006	2007	2006

GAAP - Net loss per share	$(0.38)	$(0.35)	$(0.44)	$(1.00)	$(1.41)

Stock-based compensation included in:
Cost of revenue	-	-	-	-	-
Research and Development	0.02	0.02	0.02	0.06	0.07
Sales, general, and adminisrative	0.02	0.02	0.01	0.05	0.04

Gain on sale of patents	-	-	-	-	(0.11)

(Gain) loss from Change in fair value of warrant liability	-	0.02	-	(0.06)	-

Non-GAAP Net loss per share (1)	$(0.35)	$(0.29)	$(0.41)	$(0.95)	$(1.41)

Weighted average common shares
outstanding for basic and diluted	12,379	12,339	9,630	12,335	9,577

(1) Amounts may not aggregate to the total due to rounding

NEOMAGIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 28, 2007	July 29, 2007	January 28, 2007
	(unaudited)	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,800	$4,370	$16,468
Short-term investments	4,490	6,974	4,014
Accounts receivable, net	247	98	65
Inventory	4,081	2,787	1,068
Other current assets	505	540	397
Total current assets	11,123	14,769	22,012

Property, plant and equipment, net	712	910	1,494
Other long-term assets	841	555	584

Total assets	$12,676	$16,234	$24,090

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,907	$1,945	$1,662
Compensation and related benefits	1,320	1,051	1,017
Income taxes payable	544	544	1,112
Other accruals	514	273	100
Current portion of capital lease obligations	311	306	866
Warrant liability	109	124	3,853
Total current liabilities	4,705	4,243	8,610

Capital lease obligations	420	500	655
Other long-term liabilities	102	126	148

Stockholders' equity:
Common stock	39	39	39
Additional paid-in-capital	121,484	121,017	116,850
Accumulated other comprehensive income (loss)	310	0	(2)
Accumulated deficit	(114,384)	(109,691)	(102,210)
Total stockholders' equity	7,449	11,365	14,677

Total liabilities and stockholders' equity	$12,676	$16,234	$24,090